UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALTAVOZ ENTERTAINMENT, INC.

Nevada	738911	80-0941345
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

622 Hungerford Drive, Suite 2

Rockville, Maryland 20850

Phone: (800) 229-3764

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nelson Jacobsen

Chief Executive Officer

622 Hungerford Drive, Suite 2

Rockville, Maryland 20850

Phone: (800) 229-3764

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul A. Rachmuth, Esq.

265 Sunrise Highway, Ste. 62

Rockville Centre, New York 11570

Phone: (516) 330-0170

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a posteffective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a posteffective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ] Accelerated filer [ ]

Nonaccelerated filer [ ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be	Amount to be	Proposed Maximum	Proposed maximum	Amount of
Registered	Registered	Offering Price	aggregate offering price registration fee
		Per Share (3)	(3)
Common Stock, Par Value $0.001 Per	75,000,000	$0.004	$300,000.00	$37.20
Share. (1)
Common Stock issued selling	105,566,666	$0.004	$422,266.67	$52.57
shareholders in connection with payment
for services, private placements and
investments by insiders. (2)

Total:	180,566,666		$722,266.67	$89.77

(1)	The Company’s common stock noted in the first row will be offered under the primary offering prospectus relating to our proposed public offering.

(2)	Selling shareholders hold 341,666 shares of the Company’s common stock issued under the Company’s Private Placement Memorandum Dated July 15, 2016; 13,000,000 shares of the Company’s common stock issued as compensation to professionals; and 92,225,000 shares of the Company’s common stock issued to insiders in private transactions. See the “Selling Shareholders” Section at Page 22.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the bid and asked prices of the Registrant’s common stock as quoted on PTCPink of $0.004 per share on December 31, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus may not be complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 31, 2017

PROSPECTUS

75,000,000 Shares of Common Stock

INITIAL OFFERING PRICE: $0.004 Per Share

This is a public offering of 75,000,000 shares of common stock, $0.001 par value, of Altavoz Entertainment, Inc.

The registration statement, of which this Prospectus forms a part, also registers on behalf of selling shareholders, a total of One Hundred and Five Million, Five Hundred and Sixty-Six Thousand Six Hundred and SixtySix (105,566,666) shares of our common stock. We will not receive any of the proceeds from the sale of shares to be offered by the Selling Shareholders.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of the offered shares that are sold. The offering is being conducted on a selfunderwritten, best efforts basis, which means that our president and chief executive officer, Nelson Jacobsen, and Ken Balog, a company director, will attempt to sell the shares. This prospectus will permit our principal executive officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell. Messrs. Jacobsen and Balog will sell the shares and intend to offer them to, among others, friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from brokerdealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution."

The selling shareholders will sell at prevailing market prices, or privately negotiated prices. The selling shareholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses. Each selling shareholder or dealer selling common stock issuable upon the conversion of the preferred stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, the selling holders may be deemed to be underwriters.

Our common stock is traded on OvertheCounter Pink Sheets Market under the symbol AVOZ. The offering price is based upon the average of the bid and asked prices of the Registrant’s common stock as quoted on PTCPink of $0.004 per share on December 31, 2017.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and, as such, may elect to comply with certain reduced reporting requirements after this offering.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PERSONS SHOULD NOT INVEST UNLESS

THEY CAN AFFORD TO LOSE THEIR INVESTMENT. YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS"

BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER

BEFORE BUYING OUR SECURITIES.

NO UNDERWRITER OR OTHER PERSON HAS BEEN ENGAGED TO FACILITATE THE SALE OF SHARES OF COMMON

STOCK IN THIS OFFERING. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS

AND THE INFORMATION WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE

YOU WITH ANY INFORMATION ABOUT, THE STOCK, THIS OFFERING OR OUR COMPANY THAT IS DIFFERENT FROM

THE INFORMATION INCLUDED IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS

APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS

PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 31, 2017

ABOUT THIS PROSPECTUS

You may only rely on the information contained in this prospectus or on that information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication or impression that there has been no change in our affairs since the date of this prospectus or that any information contained in this Prospectus is correct as of any time after its date.

The selling shareholders may, from time to time, sell the common stock described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the common stock they may offer. If required, when they sell shares of common stock under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering of the common stock. The prospectus supplement may also add, update or change information contained in this prospectus.

Dealer Prospectus Delivery Obligation

Until 90 days after the later (i) the effective date of the registration statement or (ii) the first date on which the securities in this offering are offered publicly, all dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus.

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. In this Prospectus, the terms "Altavoz,", "Company," "we," "us" and "our" or similar terms refer to Altavoz Entertainment, Inc. This Prospectus contains forwardlooking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forwardlooking statements because of certain risk factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus.

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Corporate Background and Business Overview

Altavoz was originally incorporated in Nevada in March of 2000 as Saveyourtime.com. On March 24, 2000, it filed a Form 10-SB with the SEC, designating itself as a “blank check” company. On January 28, 2003, the Company filed with the SEC a Form 8-K indicating that it had entered into an agreement and plan of merger with Hesperia Holding Corp. (“Hesperia”). On April 15, 2003, the Company filed with the SEC a Form 10-KSB (a) indicating that it had consummated its merger with Hesperia and changed its name to Hesperia Holding, Inc. and (b) providing Form 10 information. From April, 2003 through November, 2005, the Company filed with the SEC periodic and current public information pursuant to Exchange Act Section 13. On August 8, 2008, the Company filed with the SEC a Form 15, terminating or suspending its reporting requirements under the Exchange Act. Current management was not present at the Company at that time, however, it is understood that the reason for the Company’s filing of the Form 15 was that it was deficient in its SEC filings and was unable to become current in a timely fashion. In April 2009, the Company acquired Hot Web Properties, Inc. In July 2009, it amended its Articles of Incorporation, changing the Company name to Max Media Group, Inc. It was then listed with the National Quotation Bureau under the trading symbol “MXMI”.

Nelson Jacobsen founded Altavoz, Inc., a Maryland corporation, in 2011. In September 2015, the Company merged with Altavoz, Inc. and changed the Company’s name to Altavoz Entertainment, Inc. In April 2016 we changed our trading symbol to “AVOZ”. We are currently listed with that symbol on the OvertheCounter Pink Sheets Market.

Altavoz is an independent, full service, direct music distributor offering a wide range of digital and physical distribution products and marketing solutions for music producers and musicians. We use proprietary and traditional distribution channels and social media promotions to connect record labels and artists with music consumers.

We implement Music Public Blockchain protocol (“Blockchain”). Blockchain is a computer based content management system that allows artists to manage their music catalogs. We are an issuer of International Standard Recording Codes (“ISRCs”), which are critical identification tools for sounds recording that enable tracking any iteration of the recordings across the digital and physical music market. We can also issue Universal Product Codes (“UPCs”), which are used by physical retailers and online outlets to gather and track sales information. Our use of IRSCs and UPCs allow us to distribute our artists’ music to the larger physical and digital distributors and streaming services.

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SUMMARY OF THE OFFER

Common Stock Offered: A maximum of SeventyFive Million shares. There is no minimum number of shares that must be sold by us for the offering to close.

Common Stock Outstanding Before this Offering: 322,498,798 shares outstanding as of September 30, 2017.

Par Value: $0.001

Use of Proceeds: General corporate purposes, including working capital, hiring additional employees, capital expenditures and strategic acquisitions. For a more complete description of our anticipated use of proceeds, please see the "Use of Proceeds" section.

OTCPink Symbol: AVOZ

Risk Factors: You should read the "Risk Factors" section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Expenses of Offering: The Company will bear the expenses of this offering, which we estimate to be approximately $50,000, including legal expenses of approximately $30,000, accounting expenses of approximately $10,000, and miscellaneous expenses, including registration fee, of approximately $10,000.

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SUMMARY CONSOLIDATED FINANCIAL DATA AND OTHER DATA

The following tables summarize our consolidated financial and other data. You should read this summary, consolidated financial and other data together with the sections titled "Selected Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," our audited annual consolidated financial statements and related notes included elsewhere in this prospectus, and our unaudited interim condensed consolidated financial statements and the related notes included elsewhere in this prospectus. The summary consolidated statements of operations data for the years ended December 31, 2015 and 2016 are derived from our audited annual consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the nine months ended September 30, 2017 and 2016 are derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as our audited annual consolidated financial statements and, in our opinion, reflect all adjustments, which include only normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future. Results for the nine months ended September 30 2017 are not indicative of results expected for the full year.

Consolidated Statement of Operations

	Nine Months Ended	Year Ended	Year Ended
	September 30, 2017	Dec. 31, 2016	Dec. 31, 2015
	(unaudited)	(audited)	(audited)
Revenues	$ 11,945	$ 15,385	$ 9,875

Total Expenses	$ 242,772	$4,244,771	89,328

Net Loss	$ 234,263	$ 33,122,841	$ 89,549

Net Loss Per Common Share, Basic and Diluted	$ 0.00	$ 0.44	$ 0.06

Weighted Average Common Shares Outstanding,	311,023,798	75,894,031	1,611,653
Basic and Diluted

Consolidated Balance Sheet

	September 30, 2017	Dec. 31, 2016	Dec.31, 2015
	(unaudited)	(audited)	(audited)
Total Assets	$ 4,209	$ 4,449	$ 3,436

Total Liabilities	$ 298,702	$ 90,409	$ 211,055

Stockholders’ Deficit	$ 294,493	$ 85,960	$ 207,619

Total Liabilities and Stockholders’ Deficit	$ 4,209	$ 4,449	$ 3,436

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RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE MATERIAL RISKS SET FORTH IN THIS SECTION, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE DECIDING WHETHER TO INVEST IN OUR SECURITIES. OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED BY THE OCCURRENCE OF ANY OF THE FOLLOWING MATERIAL RISKS.

Risks Relating to Our Liquidity

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

We have incurred net losses since our inception. For the three months ended June 30, 2017, we incurred a net loss of $150,530. As a result of our losses and limited cash balances, our independent registered public accounting firm has included in its report for the year ended December 31, 2016 an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

We may not be able to generate the amount of cash needed to fund our future operations.

Our ability either to fund planned capital expenditures and development efforts will depend on our ability to generate cash in the future. Our ability to generate cash is in part subject to general economic, financial, competitive, regulatory and other factors that are beyond our control. We cannot assure you, however, that our business will generate sufficient cash flow from operations to fund our liquidity needs.

We are seeking additional capital funding and such capital may not be available to us.

We are exploring various equity financing alternatives. If we are unable to obtain additional capital, we may be required to delay or reduce our operations. We cannot assure you that any necessary additional financing will be available on terms favorable to us, or at all. If we raise additional funds by issuing securities convertible into or exercisable for common stock, the percentage ownership of our stockholders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. Market and industry factors may harm the market price of our common stock and may adversely impact our ability to raise additional funds. Similarly, if our common stock is delisted from the OTC Markets, it may limit our ability to raise additional funds.

Risks Relating to Our Business

We have limited working capital and limited access to financing.

Our cash requirements, at times, may exceed the level of cash generated by operations. Accordingly, we may have limited working capital.

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We currently have sufficient cash to sustain our operations for a period of approximately one month. We will require additional funds through the operation of our business, receipt of conventional sources of capital or through future sales of our common stock until our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. Management estimates that to fund our operations, projected business expansion and the professional costs of operating a public entity (i.e. legal, accounting and auditing expenses) it will need approximately $300,000 over the next twelve months. Management further estimates that if it scaled back its expansion plans and deferred paying some of its professional expenses until after the effectiveness of this registration, it would need to expend approximately $120,000 over the next 12 months, of which approximately $36,000 would be derived from business operations and the balance from private and related-party investments. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Furthermore, the large number of shares available from the selling Security Holder pursuant to the prospectus and the depressive effect of the availability of such shares may make it difficult for us to raise funds from other sources. Wherever possible, our board of directors will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

Our ability to obtain adequate additional financing on satisfactory terms may be limited. Our ability to raise financing through sales of equity securities depends on general market conditions, including the demand for our common stock. We may be unable to raise adequate capital through the sale of equity securities, and if we can sell equity, our existing stockholders could experience substantial dilution. If adequate financing is not available at all or it is unavailable on acceptable terms, we may find we are unable to fund expansion, continue offering products and services, take advantage of acquisition opportunities, develop or enhance services or products, or respond to competitive pressures in the industry.

The proceeds of this offering may be insufficient to permit us to fully implement our business plan. To do so, we will need to obtain additional financing, which may not be available.

We face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not generate adequate working capital to meet our obligations as they become due.

We will become subject to the periodic reporting requirements of the Exchange Act, which requires us to incur audit fees and legal fees for the preparation of such reports. These additional costs could reduce our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. To comply with these requirements, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel must review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be specifically predicted at this time because factors such as that the number and type of transactions we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, based on conversations with our professionals, the annual costs are likely to range from $25,000 to $50,000 in the first year or two after our Registration statement goes effective. The incurrence of such costs will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

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Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

·	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and disposition of the assets of the Company;

·	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

·	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may become inadequate or ineffective if our operations grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Our operating results will fluctuate significantly from period to period

.

Like participants in the entertainment industry, our revenues and results of operations will be significantly dependent upon the timing of releases and the commercial success of the media that we distribute, none of which can be predicted with certainty. Accordingly, our revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods.

If we are alleged or accused of having infringed on the intellectual property or other rights of third parties, we could be subject to significant liability for damages and invalidation of our proprietary rights.

Our business activities are and will be highly dependent upon intellectual property, a field that has encountered increasing litigation in recent years. If third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content. In addition, defending such cases involves significant levels of legal costs. There can be no assurance that we would prevail in any such litigation. If we were to lose a litigation relating to intellectual property, we could be forced to pay monetary damages and to cease the sale of certain products or the use of certain technology. Any of the foregoing may adversely affect our business and may cause us to cease operations.

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We, and third parties that manage portions of our secure data, are subject to cyber security risks and incidents.

Our business involves the storage and transmission of confidential information. The protection of our customer, employee and company data is vitally important to us. While we have implemented measures to prevent security breaches and cyber incidents, any failure of these measures and any failure of third parties that assist us in managing our secure data could materially adversely affect our business, financial condition and results of operations.

Limited Operating History; History of Losses and Anticipation of Future Losses. Accordingly, the Company has a limited operating history on which to base an evaluation of its business and prospects.

The Company and its prospects must be considered in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets.

Security Risks. Despite the implementation of security measures, the Company's networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems.

A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in the Company's operations. Many companies have experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of internet users, current and former employees or others. The Company may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by such breaches. Although the Company intends to continue to implement industry standard security measures, there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing the Company's Web sites, which could have a material adverse effect on the Company's business, results of operations and financial condition.

Relationships with Customers and Business Partners.

If we are not able to continue to attract successful record labels and artists as our clients we will not be able to grow to a profitable level.

Our relationships with our business partners AMPED and The Connextion are non-exclusive and are not pursuant to a contractual obligation. If we are not able to maintain our relationships with our business partners, due to a loss of key executives or forces out of our control, we may not be able to remain competitive in the music distribution marketplace.

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Acquisition Risk.

The Company may pursue the acquisition of new or complementary businesses, services or technologies, although it has no present understandings, commitments or agreements with respect to any material acquisitions or investments. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies, including, among other things, the difficulty of integrating the operations and personnel of the acquired companies, the potential disruption of the Company's ongoing business, the inability of management to incorporate successfully acquired technology and rights into the Company's services and content offerings, additional expense associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls, procedures and policies, and the potential impairment of relationships with employees, customers and strategic partners.

Certain AntiTakeover Provisions.

The Company's Board of Directors has the authority to issue up to 100,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders of the Company. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Company's Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of, and the other rights of the holders of, the Common Stock. The Company has no present plans to issue shares of Preferred Stock.

The Company's Amended and Restated Bylaws provide that the Company will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to the Company, which may be broad enough to include services in connection with takeover defense measures. Such provisions may have the effect of preventing changes in the management of the Company. See "Description of Capital Stock."

No Specific Use of Proceeds.

The Company has not designated any specific use for much of the net proceeds from the sale by the Company of the shares of Common Stock offered hereby. Rather, the Company intends to use most of the net proceeds general corporate purposes, including working capital, hiring additional employees, capital expenditures and strategic acquisitions. The Company has no present plans or commitments and is not currently engaged in any negotiations with respect to strategic acquisitions. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds."

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Risks Relating to Our Stock

Control by Certain Stockholders.

Upon completion of this offering, the Company's directors and executive officers will beneficially own approximately 58.5% of the outstanding Common Stock. As a result, these stockholders, if they act as a group, will have a significant influence on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such control may have the effect of delaying or preventing a change in control of the Company. See the Section entitled "Security Ownership of Certain Beneficial Owners and Management" at Page 32.

Limited Public Market for Stock.

Prior to this offering, the company has been listed on the OTC Pink Sheets. Accordingly, the company’s securities have only been thinly traded. The initial public offering price was determined based on the prior trading price in the OTC Pink Sheet market. The initial public offering price may not be indicative of future market prices.

Possible Volatility of Stock Price.

The trading price of the Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats or new services by the Company or its competitors, changes in financial estimates by securities analysts, conditions or trends in Internet markets, changes in the market valuations of other Internet companies, announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of Common Stock and other events or factors, many of which are beyond the Company's control.

Broad market and industry factors may materially adversely affect the market price of the Common Stock, regardless of the Company's operating performance.

The stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies whose stock is being traded.

In the past, following periods of volatility in the market price of a company's securities, securities classaction litigation have been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business operations and financial condition.

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Shares Eligible for Future Sale; Registration Rights.

As a result of this offering, Selling Shareholders will be able to sell the common stock of the Company that they hold. If the Selling Shareholders elect to sell a substantial number of shares of Common Stock in the public market following this offering, market price for the Company's Common Stock could be adversely affected.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use noncash consideration to satisfy obligation or to acquire services. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that may create a lack of liquidity and make trading difficult or impossible.

Our shares will be considered a "penny stock." Rule 3a51-l of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5 .00 per share, subject to a limited number of exceptions, which are not available to us. This classification will severely and adversely affect any market liquidity for our common stock.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

·	Control of the market for the security by one or a few brokerdealers that are often related to the promoter or issuer;

·	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

·	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

·	Excessive and undisclosed bidask differentials and markups by selling brokerdealers; and

·	Wholesale dumping of the same securities by promoters and brokerdealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Almost all our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. Once registered, the shares may be sold in the open market, the price of our common stock could be adversely affected.

Almost all our outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Once registered, the holders may sell the shares in the open market, which may have a depressive effect upon the price of the common stock in any market that may develop.

We could be removed from the OTCPink if we fail to remain current with our financial reporting requirements.

Companies trading on the OTCPink must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13 to maintain price quotation privileges on the OTCPink. If we fail to remain current in our reporting requirements, we would be removed from the OTCPink. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of brokerdealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no liquid, public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not offer one to us if we are considered a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of DistributionState Securities Blue Sky Laws."

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CAUTIONARY STATEMENT REGARDING FORWARDLOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or in any prospectus supplement constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forwardlooking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forwardlooking statements by terms such as "anticipate," "believe," "could," "estimate," "expects," "intend," "may," "plan," "potential," "project," "should," "will" and "would" or the negative of these terms or other comparable terminology.

Forwardlooking statements contained or incorporated by reference in this prospectus or in any prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, considering all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forwardlooking statements. Forwardlooking statements we make or incorporate by reference in this prospectus or in any prospectus supplement are subject to various risks and uncertainties that could cause actual results to vary from our forward looking statements, including:

·	Our financial performance, including our ability to achieve revenue growth, margins or earnings;

·	Our ability to raise additional capital and fund planned capital expenditures and development efforts;

·	Our ability to gauge and predict the commercial success of our business;

·	The ability of our officers and directors to generate potential investment opportunities:

·	Our ability to maintain relationships with customers, employees and suppliers; and

·	Our ability to meet the OTCPink Capital Market continuing listing standards and maintain our listing.

We caution you not to place undue reliance on these forwardlooking statements which speak only as of the date of this prospectus, any prospectus supplement or the date of any document incorporated by reference in this prospectus or any prospectus supplement. All subsequent written and oral forwardlooking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forwardlooking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

·	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data in this prospectus;

·	an exception from compliance with the auditor attestation requirements of Section 404 of the SarbanesOxley Act of 2002, or the SarbanesOxley Act;

·	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

·	exemptions from the requirements of holding nonbinding advisory votes on executive compensation or golden parachute arrangements.

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We may take advantage of these provisions for up to five years or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our capital stock held by nonaffiliates as of the end of our second fiscal quarter or issue more than $1.0 billion of nonconvertible debt over a threeyear period. We may choose to take advantage of some but not all of these reduced reporting burdens. For example, we have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. To the extent that we take advantage of these reduced reporting burdens, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

USE OF PROCEEDS

We estimate that we will receive up to $250,000 from the sale of the shares, based on the sale of 75,000,000 Shares at a public offering price of $0.004 per share, after deducting the estimated $50,000 for the expenses associated with this offering. If we engage brokerdealers to assist us in selling the shares, we will incur additional costs associated with this offering. We will use these proceeds for general working capital, including hiring additional employees, capital expenditures and strategic acquisitions. An estimate for the use of proceeds, based on a range of funds received is as follows:

Percentage of targeted funds received	25% of Raise/ (% of Total)	50% of Raise/ (% of Total)	75% of Raise/ (% of Total)	100% of Raise/ (% of Total)
Use of Funds
Sales and Customer Relations (1)	$20,000 (32%)	$40,000 (32%)	$60,000 (32%)	$80,000 (32%)

Marketing	$20,000 (32%)	$40,000 (32%)	$60,000 (32%)	$80,000 (32%)

Technology Research & Dev.	$10,000 (16%)	$20,000 (32%)	$30,000 (16%)	$40,000 (16%)

Working Capital and General Corporate Purposes, Including Acquisitions (2)	$12,500 (20%)	$25,500 (20%)	$37,500 (20%)	$50,000 (20%)

	$62,500	$125,000	$187,500	$250,000

(1)	Includes hiring of additional personnel.

(2)	Working capital and general corporate purposes includes amounts required to pay officers’ salaries and incentive bonuses, professional fees, ongoing public reporting costs, office related expenses, acquisitions of other companies using the Company’s stock and other corporate expenses.

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The allocation of net proceeds set forth above is only an estimate based on our current plans and assumptions regarding the industry and general economic conditions and our future revenues and expenditures. If any of these factors change, it may be necessary or advisable for us to reallocate some of the proceeds in the above listed categories or to use portions for other purposes. Investors will be relying on the judgment of our management regarding application of the net proceeds of this offering.

DILUTION

As of September 30, 2017, our net deficit book value per share was $(.0011) based on 354,998,798 shares outstanding on a fully diluted basis and a proforma net deficit book value of $321,402. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock on a fully diluted basis into our net (deficit) tangible book value, which is our total tangible assets less our total liabilities. After giving effect to the sale of the shares in this offering and after deducting estimated expenses of this offering, our proforma as adjusted net tangible book value will be $(19,699) or $0.00 per share. This represents an immediate increase in net tangible book value of approximately $.0011 per share to our existing shareholders and an immediate dilution of $.0011 per share to investors purchasing shares in this offering.

CAPITALIZATION

We are authorized to issue 750,000,000 shares of common stock, par value of $0.001 per share and 100,000,000 shares of preferred stock, par value of $0.001 per share. As of September 30, 2017, 322,498,798 shares of the Company's common stock are issued and outstanding. The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders.

MARKET FOR OUR COMMON STOCK AND

DETERMINATION OF OFFERING PRICE

The Company’s stock is currently thinly traded on the OTC Pink Sheets Markets under the symbol AVOZ.PK. As of September 30, 2017, we estimate that there were approximately 593 holders of record of our common stock. This figure does not take into account those shareholders whose certificates are held in the name of brokerdealers or other nominees.

Our common stock is traded on OvertheCounter Pink Sheets Market under the symbol AVOZ. The offering price is based upon the average of the bid and asked prices of the Registrant’s common stock as quoted on PTCPink of $0.004 per share on December 31, 2017.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forwardlooking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 5, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forwardlooking statements.

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These forwardlooking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forwardlooking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forwardlooking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

All written and oral forwardlooking statements made are attributable to us or persons acting on our behalf. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forwardlooking statements.

Company Overview

Altavoz is an independent, full service, direct music distributor offering a wide range of digital and physical distribution products and marketing solutions for musicians. We use proprietary and traditional distribution channels and social media promotions to connect our artists with music consumers. We work in two spheres of distribution: digital and physical. While the physical distribution is limited, the core of the Company's business comes from the use of Distribution as a Service ("DaaS"). DaaS is a cloud based software system that uses the Company's proprietary platform to distribute to online stores such as iTunes and Amazon.com, as well as streaming devices, through mp3 and wav technology. It enables us to act as a middleman between artists and retail outlets. DaaS connects artists with over 2,500 digital outlets across 74 countries, 3,000 retailers (online and brick and mortar) and over 16,000 public libraries. Altavoz directly markets our DaaS service to artists via appearances at trade shows and major industry events, such as the Grammys, the Country Music Awards and the Billboard Music Awards.

We implement Music Public Blockchain protocol, which is a computer based content management system that allows artists to manage their music catalogs. We are an issuer of International Standard Recording Codes (“ISRCs”), which are critical identification tools for sounds recording that enable tracking any iteration of the recordings across the digital and physical music market. We can also issue Universal Product Codes (“UPCs”), which are used by physical retailers and online outlets to gather and track sales information. Our use of IRSCs and UPCs allow us to distribute our artists’ music to the larger physical and digital distributors and streaming services.

Altavoz has business relationships with music industry leader, The Connexion, a white label (i.e. subdistributor) of InGrooves Fontana Music Group. Through these relationships, Altavoz provides its customers with access to physical and digital stores they otherwise could not otherwise obtain through direct sales; these relationships also give Altavoz bulk pricing and discount advantage on platforms such as Amazon and iTunes, among others.

Artists can face high startup costs when trying to promote their music. These costs include promotional and marketing expenses for all forms of music content, as well as the cost of manufacturing, packaging and distributing physical CDs. One attractive draw for smaller record labels and artists to Altavoz is that we do not charge them any a large upfront cost for distribution deals. Instead, our customers, record labels and artists need only pay a smaller start-up fee; typically in the range of $1,000 to $5,000. A typical contract would contain a two-year exclusivity for digital and physical music distribution. Altavoz is also working towards creating a relationship with a lending institution to provide an Altavoz-backed loan through a separate entity. This service is not yet available and might not be implemented.

Altavoz splits the revenue for the music sales with our record label or artist customer. The split is usually on a sliding scale, ranging from 50/50 on the first five thousand units sold, and going to a 70/30 split after sales reach twenty thousand units.

We currently have exclusive distribution agreements with twenty artists and two music distributors. These distribution agreements each typically generate between $100 and $600 per month, depending on the popularity of the artist and promotional efforts of the Company.

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Our Competition

Our management estimates that annual digital music sales are approximately $6.7 billion. Of this, management estimates that 90% is controlled by the “Majors” (i.e. Capital Music Group/Universal, Sony Music Entertainment and Warner Music Group). Independent distribution companies, of which we are one, account for the remaining 10% of the industry revenue.

Our competitors are independent distribution companies such as Caroline Distribution backed by Capital Music Group/Universal; RED Distribution, a division of Sony Music Entertainment; Redeye, a small independent. We know of no other company that offers independent, smaller quantity release labels a DaaS platform to access physical and digital music retailers and wholesalers and marketing intelligence data.

Growth Strategy

The Majors continue to streamline purchasing, which limits the number of wholesalers working with retailers. Altavoz provides distribution with a global approach. For physical distribution, the Company has a base of over 3,000 media outlets, mainly consisting of independent ‘Mom & Pop' retailers (which is where most physical media of non-major artists is purchased in the United States). Altavoz will also sell to other media outlets using One-Stops, considered a wholesaler's wholesaler, as they carry a wide number of selections but in a limited amount. Digitally, our relationship with Fontana/Ingrooves ensure our artists are in all the download streaming and digital outlets across 74 countries at the top of the industry payouts and with state of the art fraud and monetization capabilities that our partners brings to Altavoz. In 2018 Altavoz will be one of the few distributors exporting American made music. Further, by using our software that measures the geographic distribution of potential customers based on downloads and inquiries, Altavoz can pinpoint oversea opportunities for suppliers and trading partners.

The Company seeks to further develop its own intellectual property that would focus on geocentric retail placement to increase the effectiveness of the DAAS system and enable retailers to make strategic business and marketing decisions. Using our cloud based platform, Altavoz intends to offer this realtime awareness capability that aggregates and analyzes industry and internal data into a "Fan Heat Map" giving our suppliers and retail partners actionable, strategic sales and marketing intelligence on each product, down to the zip code. This data will be augmented by our software that will allow consumers to notify their friends, Altavoz, and retailers that they are interested in a product. The data produced allows brickandmortar stores receive products that are more likely to sell; generating fewer returns. We offer record labels access to this data so that they can best plan bookings for tours, branding events, special performances, and more.

We intend to develop our cloud based digital platform so that it provides a one stop solution for independent record labels and artists giving them a music distribution platform with marketing intelligence through a Fan Heat Map, a universal payment option which accepts credit card and bitcoin payments and a greater revenue through a higher royalty rate than other distribution companies.

Using DaaS with the data from Fan Heat Map will allow our customers to make better strategic business decisions. We will then be able to expand our distribution network and attract more established record labels and artists.

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Dividends

The Company has never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes a public offering of 75,000,000 Shares of our common stock plus an additional 91,566,666 Shares offered by the Selling Security Holders. The following description of our common stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 750,000,000 shares of common stock, par value of $0.001 per share and 100,000,000 shares of preferred stock, par value of $0.001 per share. As of September 30, 2017, there were 322,498,798 shares of the Company's common stock issued and outstanding. The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders.

There is no cumulative voting. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

RESULTS OF OPERATIONS

A summary of the U.S. GAAP results of operations for the quarters ended September 30, 2017 and 2016 and for the years ended December 31, 2016 and 2015, as disclosed in our consolidated financial statements in Item 8, Financial Statements and Supplementary Data, herein referred to as our "consolidated financial statements" is as follows:

Revenue:

The following table compares revenues received by the Company in the quarters ended September 30, 2017 and 2016 and the revenue received in the fiscal years ended December 31, 2016 and December 31, 2015:

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Revenue for the Quarters Ended September 30, 2017 and 2016
	Quarter Ended	Quarter Ended	Increase/
	September 30, 2017	September 30, 2016	Decrease
Sales – Net	$3,009	$4,029	$(1,020)
Cost of Goods Sold	$778	$635	$143
Gross Profit (Loss)	$2,231	$3,394	$(1,163)
Gross Profit (Loss) as a Percentage of Revenue	74%	84%	(10%)

Revenue for the Years Ended December 31, 2016 and 2015
	Year Ended	Year Ended	Increase/
	Dec. 31,2016	Dec. 31, 2015	Decrease
Sales – Net	$15,385	$9,875	$5,510
Cost of Sales	$7,955	$8,899	$(944)
Gross Profit (Loss)	$7,430	$976	$6,454
Gross Profit (Loss) as a Percentage of Revenue	42%	10%	32%

Operating Expenses:

The following table compares operating expenses of the Company in the quarters ended September 30, 2017 and 2016 and the operating expenses in the fiscal years ended December 31, 2016 and 2015:

Operating Expenses for the Quarters Ended September 30, 2017 and 2016
	Quarter Ended	Quarter Ended	Increase/
	September 30, 2017	September 30, 2016	Decrease
Selling Expenses (Marketing, Travel and Entertainment)	$347	$ 1,438	$(1,091)
General and Administrative Expenses	$85,618	$50,617	$35,001
Total Operating Expenses	$85,965	$52,055	$33910
Other Income (Expenses)	$0	$0	$0
Net Loss before Taxes	$83,734	$48,661	$35,073

Operating Expenses for the Fiscal Years Ended December 31, 2016 and 2015

	Year Ended	Year Ended	Increase/
	Dec. 31, 2016	Dec. 31, 2015	Decrease
Selling Expenses	$29,926	$9,390	$20,536
Total General and Administrative Expenses	$ 4,214,845	$ 79,938	$4,134,907
Total Operating Expenses	$4,244,771	$89,328	$4,155,443
Other Income (Expenses)	$(28,882,500)	$0	$28,882,500
Net Loss	$33,122,841	$89,549	$33,033,292

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Liquidity and Capital Resources:

The following table compares the liquidity and capital resources of the Company in the quarters ended September 30, 2017 and 2016 and the liquidity and capital resources in the fiscal years ended December 31, 2016 and 2015:

Liquidity and Capital Resources for the Quarters Ended September 30, 2017 and 2016
	Quarter Ended	Quarter Ended	Increase/
	September 30, 2017	September 30, 2016	Decrease
Current Assets	$0	$12,522	$(12,522)
Current Liabilities	$298,702	$40,938	$257,764
Accounts Payable and Accrued Expenses	$ 256,577	$40,938	$215,639
Working Capital (Deficit)	$(298,702)	$(28,416)	$(270,286)

Liquidity and Capital Resources for the Fiscal Years Ended December 31, 2016 and 2015

	Year Ended	Year Ended	Increase/
	Dec. 31, 2016	Dec. 31, 2015	Decrease
Current Assets	$0	$951	($951)
Current Liabilities	$90,409	$211,055	$(120,646)
Accounts Payable and Accrued Expenses	$84,906	$41,552	$43,354
Working Capital	$(90,409)	$(210,104)	$119,695

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Satisfaction of Our Cash Obligations for the Next 12 Months:

We believe that over the next twelve months our existing capital combined with anticipated cash flow from operations will not be sufficient to sustain our current operations. Management estimates that to fund our operations, projected business expansion and the professional costs of operating a public entity (i.e. legal, accounting and auditing expenses) it will need approximately $300,000 over the next twelve months. Management further estimates that if it scaled back its expansion plans and deferred paying some of its professional expenses until after the effectiveness of this registration, it would need to expend approximately $120,000 over the next 12 months, of which approximately $36,000 would be derived from business operations and the balance from private and related-party investments.

Two of our major stockholders, Frank Rubba and the Jacobsen Family trust have made non-binding agreements to fund our operational shortfall for the next 12 months from time to time as needed. In the event we locate potential acquisitions and/or mergers we will most likely need to obtain additional funding through the sale of equity and/or debt securities. There can be no assurances that we will receive the funds from the stockholders or that we will be able to secure funding from other sources on terms that are favorable to us, or at all.

Research and Development:

We have no existing commitments for cash expenditures on research and development. However, As funds become available through the proceeds of this offering or otherwise, we will pursue technical improvements to our existing cloud-based distribution system and computer-based management system.

Expected Purchase or Sale of Plant and Significant Equipment:

We have no existing commitments for the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Significant Changes in the Number of Employees:

We currently have 1 fulltime employee. The employee maintains and updates our cloud-based distribution system, computer-based management system and provides customer and technical support. Over the next 12 months, we intend to hire additional employees to assist and expand these functions as our needs and available cash dictate. None of our employees are subject to any collective bargaining agreements.

OffBalance Sheet Arrangements:

We do not have any offbalance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results or operations, liquidity, capital expenditures or capital resources that is deemed material.

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SELLING SHAREHOLDERS

Selling shareholders hold 341,666 shares of the Company’s common stock under the Company’s Private Placement Memorandum Dated July 15, 2016; 15,000,000 shares of the Company’s common stock issued as compensation to professionals; and 92,225,000 shares of the Company’s common stock issued to insiders in private transactions.

The table below sets forth:

·	The name of each of the Selling Shareholders;

·	The number of shares and percentage of common stock beneficially owned by each of the Selling Shareholders as of September 30, 2017;

·	The number of shares that may be offered for sale by the Selling Shareholders under this prospectus;

·	The number of shares and percentage of common stock that would be beneficially owned by each of the Selling Shareholders if they were to sell all of their shares offered for sale under this prospectus (assuming a sale of all of the common stock that may be offered by this prospectus).

No material relationships exist between any of the Selling Shareholders and the Company, except as identified in the footnotes to this table nor have any such material relationships existed within the past three years. None of the Selling Shareholders are members of the Financial Industry Regulatory Authority (FINRA), or affiliates of such members, except as noted in the footnotes below.

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Beneficial ownership is determined under the rules of the SEC and includes investment power with respect to common stock. The shares issuable under this offering are not treated as outstanding for the purposes of computing the percentage ownership of any person.

Except as indicated below, the Selling Shareholders are not the beneficial owners of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the Selling Shareholders to suspend the sales of common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

		Beneficial Ownership				Beneficial Ownership
		Prior to this Offering				After to this Offering
Selling Shareholder		No. of	Percentage		Shares to be	No. of	Percentage
		Shares			Offered	Shares
Capricorn Partners (1)		1,650,000		1%	1,650,000	0	0%
Gus West & Assoc.		2,041,666		1%	2,041,666	0	0%
Lee Ginsberg		1,000,000		0%	1,000,000	0	0%
Michael Mannicho		2,000,000		1%	2,000,000	0	0%
Martone Construction Corp.		36,300,000		11%	36,300,000	0	0%
Walter McDonough		2,000,000		1%	2,000,000	0	0%
Meltzman Venture Capital		2,000,000		1%	2,000,000	0	0%
Motor Media USA, LLC		150,000		0%	150,000	0	0%
Mirsada Muratovic		500,000		0%	500,000	0	0%
Jeff Osborn		150,000		0%	150,000	0	0%
Out of Order, LLC (1)		14,800,000		5%	14,800,000	0	0%
Paul A. Rachmuth (2)		5,000,000		2%	5,000,000	0	0%
Robert Rowe		6,500,000		2%	6,500,000	0	0%
Frank Rubba		31,475,000		9.7%	31,475,000	0	0%

	Total:	105,566,666			105,566,666

(1)	Capricorn Partners and Out of Order, LLC have common ownership and, combined, hold 6% of the Company’s outstanding stock prior to this offering.
(2)	Paul A. Rachmuth acts as the Company’s General Counsel, who received his shares for services rendered to the Company.

PLAN OF DISTRIBUTION

As our shares are currently only listed on the OTC Pink Sheet Markets, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.

The trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

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To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a brokerdealer for the sale of shares through a block trade, special offering, or secondary distribution or purchase by a broker or dealer, the amendment or supplement will disclose:

·	the name of the participating brokerdealer(s);

·	the number of shares involved;

·	the commissions paid or discounts or concessions allowed to the brokerdealer(s), where applicable;

·	that a brokerdealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

·	other facts material to the transaction.

In effecting sales, brokerdealers engaged by us may arrange for other brokerdealers to participate. Brokerdealers or agents may receive compensation in the form of commissions, discounts or concessions. Brokerdealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents. Compensation as to a particular brokerdealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Brokerdealers or agents and any other participating brokerdealers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period beginning on the later of one business day prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

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Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, brokerdealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We will bear the costs of registering the shares.

RELATED PARTY TRANSACTIONS

In the ordinary course of business, we enter into transactions with related parties, primarily our equity method investors and entities owned and controlled by the Chairman of our Board of Directors. In particular, Nelson Jacobsen and the Jacobsen Family Trust have advanced the Company $223,620 and Frank Rubba had advanced the Company $63,620. The conversion of these amounts is discussed in the subsequent event section of Footnote #2 of the consolidated financial statements. The conversion of the promissory note is disclosed in subsequent event section of Footnote #2 of the consolidated financial statements.

On August 25, 2016, Nelson Jacobsen and Frank Rubba entered into an agreement for the sale by Mr. Jacobsen to Mr. Rubba of 15,000,000 shares of the Company’s stock for $22,760.

On September 25, 2017, Nelson Jacobsen and Gus West & Assoc. entered into an agreement for the sale by Mr. Jacobsen to Gus West & Assoc. of 2,000,000 shares of the Company’s stock for $5,000.

On September 25, 2017, Nelson Jacobsen and Martone Construction entered into an agreement for the sale by Mr. Jacobsen to Martone Construction of 6,000,000 shares of the Company’s stock for $15,000.

On September 25, 2017 Nelson Jacobsen and Ken Balog entered into an agreement for the sale by Mr. Jacobsen to Mr. Balog of 2,000,000 shares of the Company’s stock for $5,000.

On October 23, 2017 Nelson Jacobsen and Martone Construction entered into an agreement for the sale by Mr. Jacobsen to Martone Construction of 30,000,000 shares of the Company’s stock for $75,000.

On October 25, 2017 the Company issued 25,000,000 shares of restricted common stock to Nelson Jacobsen (founder and shareholder) for $50,000.

On January 9, 2018 the Company issued 4,000,000 shares of restricted common stock to Paul Rachmuth in payment of services rendered.

NEW ACCOUNTING AND REPORTING PRONOUNCEMENTS

During the year ended December 31, 2016 and through December 31, 2015, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

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An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Revenue Recognition

The Company's management recognizes revenue when realized or realizable and earned. In connection with revenue, the Company established a sales return and allowance reserve for anticipated merchandise to be returned based on historical operations. The Company's sole revenue producing activity as a manufacturer and distributor of music is affected by movement in trends and customer desire for new artists, varying economic conditions affecting consumer spending and changing product demand by retailers affecting their desired inventory levels.

A portion of the Company’s business involves the distribution of physical items (i.e. CDs and DVDs) to retail outlets. The changes in the music trends may result in the retailers returning some unsold merchandise. The Company’s general policy is to accept returns within a negotiated time from when shipped. The company does not hold reserves against potential returns. Instead it reduces current revenue when credits for returns are issued.

CONTRACTUAL COMMITMENTS

A table with our contractual commitments is not required for smaller reporting companies within our MD&A. For information regarding our contractual commitments refer to the footnotes of our consolidated financial statements.

QUANTITATIVE AND QUALITATIVE

DISCLOSURES ABOUT MARKET RISK

Quantitative and Qualitative Disclosures about Market Risk is not required for smaller reporting companies

MANAGEMENT

Directors and Executive Officers

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of December 31, 2017. All our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies’ subject to the reporting requirements under the Federal securities laws.

Set forth below are the names, ages and positions of our directors and executive officers:

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Name	Age	Position
Nelson Jacobsen	53	Chief Executive Officer and Director
Kenneth Balog	53	Director

Nelson Jacobsen, Director, Chief Executive Officer

Mr. Jacobsen has decades of experience in the entertainment industry, through which he has developed a level of expertise in identifying and aligning technology strategies with corporate goals and driving initiatives that support social causes. Mr. Jacobsen has been the President of Altavoz, Inc. from its inception in 2011 until its merger with the Company in 2015. He has served as the Company’s President since 2015. Prior to his involvement with the Company, Mr. Jacobsen served as the Chief Executive Officer of Community Paperworks, Partner in Hastatus LLC and President of Leapfrog Productions. Additionally, Mr. Jacobsen has founded Help Earth Foundation, launched CrisisCamp and RHoK DC, and is a member of the Tech@State advisory group to the State Department regarding the use of technology. Mr. Jacobsen has not been an executive or board member of any other public company.

Kenneth Edward Balog, Director

Mr. Balog has over twenty years of experience in digital media. His career achievements include creating the first nonradio station distribution deal with AudioNet/Broadcast.com (n.k.a.: Yahoo! Broadcasting). For the past five years Mr. Balog has been the Chief Digital Officer of Hoopla digital, a digital media platform of Midwest Tapes, LLC. Mr. Balog has not been an executive or board member of any other public company.

Director Independence

Our Board reviewed the NASDAQ independence standards with regard to our directors, including whether specified transactions or relationships existed during the past three years, between our directors, or certain family members or affiliates of our directors, and certain other affiliates, or our independent registered public accounting firm. As a result of the review, our Board determined that Ken Balog is an "independent" as that term is used in NASDAQ Marketplace Rule 5605. We do not know of any family relationships among or between any of our directors, executive officers, or key employees. With regard to the independence of our directors regarding committee independence, see Board of Directors and Corporate Governance Committees of the Board below.

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Term of Office

Our directors are appointed for a oneyear term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, except to the extent governed by an employment agreement.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

The board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees.

Audit Committee

We do not have a separately designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

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Nomination Committee

Our board of directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee. When evaluating director nominees, our directors consider the following factors:

·	The appropriate size of our board of directors;

·	Our needs with respect to the particular talents and experience of our directors;

·	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

·	Experience in political affairs;

·	Experience with accounting rules and practices; and

·	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate nonbusiness backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as those of our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination. If any member of the Board does not wish to continue in service or if the Board decides not to renominate a member for reelection, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a thirdparty search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Our officers, directors and shareholders owning greater than ten percent of our shares are not required to comply with Section l 6(a) of the Securities Exchange Act of 1934 because we do not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

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Code of Ethics

Our Code of Ethics states that each executive officer, director or nominee for director will disclose to the Board the following information regarding a relatedperson transaction for review, approval or ratification by the Board: (i) the name of the relatedperson (as defined by Item 404(a) of Regulation SK under the Securities Exchange Act), and if he or she is an immediate family member of an executive officer, director or nominee for director, the nature of such relationship; (ii) the relatedperson's interest in the transaction; (iii) the approximate dollar value of the amount involved in the transaction; (iv) the approximate dollar value of the amount of the relatedperson's interest in the transaction; and (v) in the case of indebtedness, the largest total amount of principal outstanding since the beginning of our last fiscal year, the amount of principal outstanding as of the latest practicable date, the amount of principal paid since the beginning of our last fiscal year, and the rate or amount of interest payable on the indebtedness.

EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and, as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to insure our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short and longterm business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Employment Agreements

The executives currently do not work under Employment Agreements.

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StockBased Awards under the Equity Incentive Plan

Currently, we do not provide StockBased Awards under the Equity Incentive Plan to any employee, including the named executive officers.

Retirement Benefits

Currently, we do not provide Company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

We have historically provided only modest perquisites to our named executive officers. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our board of directors

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our directors and executive officers for all services rendered in all capacities to us for the years ended December 31, 2016, 2015 and 2014.

Name	Year	Salary	Bonus	Option	Stock Awards & Non	Nonqualified	All Other	Total
				Awards	Equity Incentive Plan	Deferred Comp.	Comp.
					Comp.	Earnings.

Nelson Jacobsen (1)	2016	$0	$0	$0		$12,000	$53,252	$65,252

	2015	$0	$0	$0		$0	$12,323	$12,323

	2014	$0	$0	$0		$0	$0	$0

Kenneth	2016	$0	$0	$0	60,000 Shares	$0	$0	$0
Edward Balog (2)
	2015	$0	$0	$0		$0	$0	$0

	2014	$0	$0	$0		$0	$0	$0

1         Through October 2016, Nelson Jacobsen’s compensation had been determined by the company’s cash availability. Beginning November 2016, Mr. Jacobsen has been accruing $6,000 per month in deferred compensation.

2         The Shares awarded Kenneth Balog represent compensation for his services as a Director.

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Incentive Stock and Award Plan

None.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since the adoption of the Plan.

Director Compensation

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2017, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Names and Addresses of Directors, Officers and 5%	Number of Shares Owned	Percent
Stockholders
Nelson Jacobsen	186,270,000 (1)	58%
4324 Yuma St. NW
Washington, DC 20016
Kenneth Edward Balog	2,060,000	1%
11019 Old Washington Hwy.
Glen Allen, VA 23059
AVOZ, LLC	1,250,000	0%
4324 Yuma St. NW
Washington, DC 20016
Jacobsen Family Trust	63,000,000	20%
1633 Nordic Hill Cr.
Silver Springs MD 20906

Out of Order, LLC/Capricorn Partners	16,450,000	5%
3055 N Mountain Road, #209
Mesa, AZ 85207
Frank Rubba	31,475,000	9.7%
22 Surrey Lane
Ocean, NJ 07712

Martone Construction Management Inc.	36,300,000	7%
5165 Macarthur Blvd.
Washington, DC 20016

1.  Nelson Jacobsen's ownership includes his direct ownership, the ownership of his dependent children, his spouse's ownership, and his ownership AVOZ, LLC.

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

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DESCRIPTION OF CAPITAL STOCK AND WARRANTS

The following is a summary description of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common Stock

All shares of our common stock have equal rights as to earnings, assets, distributions and voting and, when issued and paid for, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefore. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock will be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may be specified otherwise in the terms of any class or series of our common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors and holders of Jess than a majority of such shares will be unable to elect any director.

Our certificate of incorporation authorizes the issuance of Seven Hundred and Fifty Million (750,000,000) shares of common stock with a par value of $.001 per share. There are Three Hundred Twenty-Two Million, Four Hundred Ninety-Eight Thousand, Seven Hundred and Ninety-Eight (322,498,798) shares of common stock issued and outstanding at September 30, 2017 that are held by Five Hundred Ninety-Three (593) shareholders.

Holders of our common stock:

·	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

·	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

·	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

·	are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

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The rights of shareholders of Nevada corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes are required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

Preferred Stock

Our certificate of incorporation authorizes the issuance of One Hundred Million (100,000,000) shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to authorized but unissued of One Hundred Million (100,000,000) shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any of these shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

·	the number of shares and the designation of the series;

·	whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

·	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

·	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

·	whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

·	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any additional shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

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Authorized but UnIssued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Warrants

We presently do not have any outstanding warrants for any class of our stock. We have no present intentions to offer to anyone warrants for any class of our stock.

SHAREHOLDER MATTERS

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forwardlooking statements does not apply to us if our shares are considered to be penny stocks, which they currently are and probably will be for the foreseeable future. Although the federal securities law provides a safe harbor for forwardlooking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties

Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our longterm and shortterm interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection.

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Dissenters' Rights

Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

·	listed on a national securities exchange,

·	included in the national market system by the National Association of Securities Dealers, or

·	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights

Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

·	the articles of incorporation, and all amendments thereto,

·	bylaws and all amendments thereto; and

·	a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

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Control Share Acquisitions

Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevadaregistered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one fifth or more but less than one third, one third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

38

Certain Business Combinations

Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. With the effectiveness of this registration statement, we will be required to file reports with the SEC under section 15( d) of the Securities Act. Accordingly, upon the effectiveness of this registration statement, we will be subject to these statutes when and if we have 200 shareholders as our Articles of Incorporation do not exempt us from them. We cannot predict the likelihood that we will ever meet the criteria of number of shareholders and being registered under Section 12 of 1934 Securities Exchange Act which would cause us to fall under these statutes or, if we do, what the timeframe will be.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he/she had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

·	the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

·	our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws

Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

39

TRANSFER AGENT

The Transfer Agent of our common stock is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Under our bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Paul A. Rachmuth, Attorney at Law, 265 Sunrise Highway, Ste. 62, Rockville Centre, New York 11570.

EXPERTS

The balance sheets of the Company as of December 31, 2016 and December 31, 2015, and the related statements of operations, statements of changes in shareholders' deficit and the statements of cash flows for the years ended December 31, 2016 and 2015, included in this registration statement on Form S-1 have been so included in reliance on the report of Turner Stone & Co., an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

40

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to this offering. This prospectus constitutes only part of the registration statement and does not contain all of the information set forth in the registration statement, its exhibits and its schedules. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

41

ALTAVOZ ENTERTAINMENT, INC.

And Subsidiaries Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm

For the Years Ended
December 31, 2016 and 2015

42

43

Your Vision Our Focus

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Altavoz Entertainment, Inc. and subsidiary
Rockville, Maryland

We have audited the accompanying consolidated balance sheets of Altavoz Entertainment, Inc. and subsidiary (the "Company"), as of December 31, 2016 and 2015 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Altavoz Entertainment, Inc. and its subsidiary as of December 31, 2016 and 2015, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company requires a substantial amount of additional financing in order to operate and grow its business either directly or through its subsidiary, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants
Dallas, Texas
October 12, 2017

Turner, Stone & Company, L.L.P.
Accountants and Consultants

12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 / Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com

INAA GROUP
INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS

F-1

ALTAVOZ ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2016 AND DECEMBER 31, 2015

	December 31, 2016	December 31, 2015

Current Assets:
Cash	$—	$951
Total Current Assets	—	951

Fixed Assets:
Equipment	2,832	1,244
Office Computers & Equipment	3,186	1,100
Office Software	332	332
Accumulated Depreciation	(1,901)	(191)
Total Fixed Assets	4,449	2,485

Total Assets	$4,449	$3,436

Current Liabilities:
Accounts Payable	$84,906	$41,552
Other Current Liabilities	3	3
Shareholder Advances	3,500	167,500
Advances From Affiliates	2,000	2,000
Total Current Liabilities	90,409	211,055

Total Liabilities	90,409	211,055

Stockholders' Deficit:
Preferred Series B Stock: 100,000,000 Shares Authorized (Par Value $.001); Shares Issued and Outstanding At September 30, 2016 and December 31, 2015 Were 0.	—	—
Shares Authorized ($.001 Par Value)
No Shares Outstanding
Common Stock: 750,000,000 Shares Authorized (Par Value $.001); Shares Issued and Outstanding At December 31, 2016 and December 31, 2015 Were 311,023,798 and 2,217,132, Respectively.	311,024	2,217
Additional Paid In Capital	32,963,477	27,784
Accumulated Deficit	(33,360,461)	(237,620)
Total Stockholders Deficit	(85,960)	(207,619)

Total Liabilities & Stockholders' Deficit	$4,449	$3,436

The accompanying notes are an integral part of these consolidated financial statements.

F-2

ALTAVOZ ENTERTAINMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

    FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	December 31, 2016	December 31, 2015

Revenue:
Merchandise Sales	$15,385	$9,875
Total Revenue	15,385	9,875

Cost Of Goods Sold	6,245	8,708
Depreciation and Amortization	1,710	191
Total Cost Of Goods Sold	7,955	8,899

Gross Profit	7,430	976

Selling, General & Administrative Expenses:
Facilities & Office Expense	16,258	24,868
Professional Fees	164,279	23,414
Hosting & Domain Services	10,789	6,486
Marketing	19,919	2,904
Travel & Entertainment	10,007	5,490
Payroll Expense	71,796	20,589
Licenses & Permits	6,818	3,666
Stock Compensation & Award Expense	3,905,400	—
Administrative & Other Expenses	39,505	1,911
Total Selling, General, & Administrative Expenses	4,244,771	89,328

Loss From Operations	(4,237,341)	(88,352)

Other Income	400	—
Debt Settlement Costs	(28,882,900)	—
Loss Before Provision for Income Taxes	(33,119,841)	(88,352)
Provision for Income Taxes	3,000	1,197
Net Loss	(33,122,841)	(89,549)

(Loss) Per Share	$(0.44)	$(0.06)
Basic Weighted Average Common Shares Outstanding	75,894,031	1,611,653

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ALTAVOZ ENTERTAINMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 and THE YEAR ENDED 2016.

	Common Stock Shares	Par Value	Preferred Shares Series BShares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at December 31, 2013	717,132	$717	—	$—	$14,284	(7,385)	$7,616

Net Loss	—	—	—	—	—	(140,686)	(140,686)

Balance at December 31, 2014	717,132	$717	—	$—	$14,284	$(148,071)	$(133,070)

Net Loss	—	—	—	—	—	(89,549)	(89,549)

Shares Issued For Cash (Avg $.01 per share)	1,500,000	1,500	—	—	13,500	—	15,000

Balance at December 31, 2015	2,217,132	$2,217	—	$—	$27,784	$(237,620)	$(207,619)

Net Loss	—	—	—	—	—	(33,122,841)	(33,122,841)

Shares Issued for Services Provided	15,970,000	15,970	—	—	1,760,430		1,776,400

Shares Issued To Current Shareholder For Services Provided	20,000,000	20,000	—	—	1,980,000		2,000,000

Shares Issued as a Donation	1,075,000	1,075	—	—	127,925		129,000

Shares Issued With Conversion of Promisory Note	25,000,000	25,000	—	—	75,000		100,000

Shares Issued For Reverse Acquisition	1,250,000	1,250	—	—	(1,250)		—

Shares Issued With Shareholder Advances	20,000,000	20,000	—	—	2,380,000		2,400,000

Founders Shares Issued With Conversion of shareholder Advances	223,090,000	223,090	—	—	26,546,510		26,769,600

Shares Issued For Cash (Avg $.029 per share)	2,421,666	2,422	—	—	67,078	—	69,500

Balance at December 31, 2016 (audited)	311,023,798	$311,024	—	$—	$32,963,477	$(33,360,461)	$(85,960)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ALTAVOZ ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED  DECEMBER 31, 2016 AND 2015

	Year Ended December 31, 2016	Year Ended December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(33,122,841)	$(89,549)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	1,710	191
Non Cash Expenses Paid By Shareholder	120,500	—
Common Stock Issued For Services	3,776,400	—
Loss On Extinguishment Of Debt	28,882,900	—
Stock Issued For Donation	129,000	—
Changes in operating assets and liabilities:
Accounts payable	43,354	17,092
NET CASH USED IN OPERATING ACTIVITIES	(168,977)	(72,266)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of computer equipment	(3,674)	(1,721)
NET CASH USED IN INVESTING ACTIVITIES	(3,674)	(1,721)

CASH FLOW FROM FINANCING ACTIVITIES
Advances From Shareholders	57,200	57,500
Advances From Affiliates	45,000	2,000
Proceeds from the sale of common stock	69,500	15,000
NET CASH PROVIDED FROM FINANCING ACTIVITIES	171,700	74,500

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(951)	513

Cash and cash equivalents, beginning of year	951	438
Cash and cash equivalents, end of year	$—	$951

Supplemental Cash Flow Disclosures
Interest Paid	$—	$—
Taxes Paid	$500	$1,197
Advances From Shareholders Converted To Stock	$286,700	$—
Convertible Note Payable Converted Into Common Stock	$100,000	$—
Shareholder Advances Exchanged For Convertible Debt	$55,000	$—
Stock Issued For Interest In Affiliates	$1,250	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and basis of presentation

Altavoz Entertainment, Inc. and its subsidiaries (the Company), is a Nevada corporation principally engaged in the operation of both physical and digital distribution of music. Distribution services are provided both online and through distribution as a service (“DaaS”). Customers include both music retailers, artists and other music distribution companies.

On March 3, 2000, the Company was originally formed as Saveyoutime.com, Inc. under the laws of Nevada. Subsequently, on April 10, 2003, the Company filed a certificate of Merger with the Nevada Secretary of State reporting our merger with Hesperia Holding Corp. The Company then changed its name to Hesperia Holding, Inc. During 2005, the Company discontinued the operations of two subsidiaries and began pursuing acquisitions related to the film and media industries.

In April 2009, the Company entered into an agreement (the “HWP Acquisition”) to acquire one hundred percent (100%) ownership of Hot Web Properties, Inc. (“HWP”). Under the terms of the HWP Acquisition the Company agreed to issue the HWP shareholders 60,000,000 post-split common shares and the preferred shareholders seven million five hundred thousand (7,500,000) preferred shares. The preferred shares entitled the holders to ten (10) for one (1) voting rights in the Company.

On June 5, 2009, the Board of Directors executed a resolution to reverse split the Company’s common stock by a ratio of one (1) share for each two hundred (200) shares issued and outstanding.

In July 2009, the Company amended its Articles of Incorporation to change its name to Max Media Group, Inc. and the Company was listed with the National Quotation Bureau under the trading symbol “MXMI.” In July 2009 the Company also amended its Articles of Incorporation to put the reverse split of the Company’s common stock, by a ratio of one (1) share for each two hundred (200) shares issued and outstanding, into effect.

On April 12, 2012, a stock purchase agreement was executed by and between James E. Grady, the Company and BB2 Labs, Inc. During April 2012, Mr. Manocchio was appointed as a Director, President, Principal Executive Officer and Principal Accounting Officer of the Company. Subsequently, the Company was revoked in the State of Nevada due to a failure to pay taxes and fees and for failing to adhere to filing requirements.

On August 1, 2012 the Company acquired two hundred and fifty thousand (250,000) shares of common stock and five million five hundred thousand (5,500,000) shares of Class “B” Convertible Preferred Stock from James E. Grady. The Class “B” Convertible Preferred Stock included one hundred (100) votes per share and may be convertible into ten (10) shares of common stock.

On October 9, 2012 the Board of Directors executed a resolution to reverse split the Company’s common stock by a ratio of one (1) share for each four hundred (400) shares issued and outstanding.

In February 2016, the Company was reinstated in the state of Nevada by the new principal shareholder of the Company, Avoz, LLC, through its General Manager Nelson Jacobsen.

F-6

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 18, 2016, the Company entered into a Share Exchange Agreement ("Exchange Agreement"), by and among the Company, Altavoz, Inc. ("Altavoz"), a Maryland corporation and the Stockholders of Altavoz. Altavoz had a total of 1 stockholder as of the date of the Exchange Agreement.

Under the terms and conditions of the Exchange Agreement, the Company offered and sold One Million (1,000,000) newly issued shares of Company Common Stock in consideration for all the issued and outstanding shares of Altavoz capital stock. The effect of the issuance was that, upon closing of the Exchange Agreement transaction, former Altavoz stockholders held approximately 25.1% of the issued and outstanding shares of Company Common Stock.

As a result of the Exchange Agreement transactions described above, the Altavoz stockholders acquired as of the date the transaction closed, in the aggregate, approximately 25.1% of the issued and outstanding capital stock of the Company on a fully-diluted basis, and Altavoz became a wholly owned subsidiary of the Company. The transaction was treated as a reverse acquisition, with the Company as the accounting acquirer for financial reporting purposes. Under the Exchange Agreement, Nelson Jacobsen was appointed as the President, Chief Executive Officer, Chief Financial Officer and Nancy Jacobsen was appointed as Secretary of the Company, and Mr. Jacobsen, Ms. Jacobsen, and Mr. Ken Balog were appointed to serve as directors of the Company.

Principles of consolidation

The consolidated financial statements include the accounts of Altavoz Entertainment, Inc. and its wholly owned subsidiaries, Altavoz, Inc. and Financed Entertainment Services Co. All significant intercompany transactions, accounts and balances have been eliminated in consolidation.

Going Concern

The Company has incurred net losses since inception and has relied on its ability to fund its operations through borrowings from its shareholders. Management expects operating losses and negative cash flows to continue at more significant levels in the future. As the Company continues to incur losses, transition to profitability is dependent upon the successful acquisition of new music content and existing music catalog to add to the distribution networks, adequate new funding, and the achievement of levels of revenues to support the Company’s cost structure. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional cash. Management intends to fund future operations through private or public equity offerings, and through arrangements with strategic partners. Based on the Company’s operating plan, existing working capital at December 31, 2016 was not sufficient to meet the cash requirements to fund planned operations through December 31, 2017 without additional sources of cash. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include adjustments that might result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.

Management estimates

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

F-7

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Earnings (Loss) Per Share (EPS)

Basic earnings (loss) per common share are calculated by dividing net loss by the weighted average number of shares outstanding during the period. Diluted loss per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options and warrants. The computation of diluted EPS does not assume conversion, exercise, or contingent issuance of shares that would have an anti-dilutive effect on earnings per common share. Anti-dilution results from an increase in earnings per share or reduction in loss per share from the inclusion of potentially dilutive shares in EPS calculations. Currently there are no potential diluters which have been excluded from EPS that could potentially have a dilutive effect on EPS in the future.

Cash

For purposes of the consolidated statements of cash flows, cash includes demand, time deposits with original maturities of three months or less at the date of purchase, and money market accounts. The Company maintains deposits in one financial institution. At December 31, 2016 and December 31, 2015, the Federal Deposit Insurance Corporation (FDIC) provided insurance coverage of up to $250,000, per depositor, per institution. None of the Company’s cash was in excess of the insured limits.

Fixed Assets

The Company’s fixed assets are stated at cost. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Depreciation is computed using the straight line method over estimated useful lives as follows:

General Equipment	5 years
Office Computers & Equipment	3 years
Office Software	3 years

F-8

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

The Company generates revenue primarily from on-demand fees for music and revenues generated from Company hosted software subscriptions over the Internet.

The Company recognizes revenue when all of the following conditions are satisfied:

·                     There is persuasive evidence of an arrangement;

·                     Services have been rendered and there are no remaining performance obligations;

·                     The collection of fees is reasonably assured; and,

·                     Amount of fees to be paid by the customer are fixed or determinable.

Subscription Services and Usage-Based Fee Arrangements. Subscription services and usage-based fee arrangements generally include a combination of the Company’s products delivered as distribution-as-a- service and support services. These arrangements are non-cancelable and do not contain refund-type provisions.

Cost of Revenues

The Company’s cost of revenues consists primarily of allocated facilities costs, customer support, data centers, expenses for document preparation, and compliance services, depreciation on computer equipment used in supporting the Company’s DaaS (“Desk-Top-As-A-Service”) offerings, and professional services associated with implementation of software.

Advertising Expenses

The Company expenses advertising costs as incurred. Advertising expenses for the years ended December 31, 2016 and 2015 were $19,919 and $2,854, respectively.

Income taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company recognizes the benefits of tax positions in the consolidated financial statements if such positions are more likely than not to be sustained upon examination by the taxing authority and satisfy the appropriate measurement criteria. If the recognition threshold is met, the tax benefit is generally measured and recognized as the tax benefit having the highest likelihood, in management's judgment, of being realized upon ultimate settlement with the taxing authority, assuming full knowledge of the position and all

F-9

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

relevant facts. The Company also recognizes interest and penalties accrued related to unrecognized tax benefits in the provision for income taxes. The Company believes appropriate provisions for all outstanding tax related issues have been made for all jurisdictions and all open tax years.

Licensing Fees

The Company licenses from artists and other distributors music rights. All expenses associated with this activity have been reflected in the Company’s operating results.

Capital Stock

The Company has no outstanding Series B Preferred Shares at December 31, 2016 or 2015 (100,000,000 authorized). Series B Preferred shares convert to common stock on a 10 for 1 basis and carry 100 to 1 super voting rights.

The Company has 311,023,798 outstanding shares of Common Stock at December 31, 2016 (750,000,000 authorized)

Fair Value Measurements

The Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and requires certain disclosures about fair value measurements. In general, the fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the counterparty’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Fair value of financial instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of those financial instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value as of the dates of the consolidated balance sheets.

F-10

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent accounting pronouncements

During the years ended December 31, 2016 and December 31, 2015, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No.2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. It is effective for annual and interim reporting periods beginning after December 15, 2017. This standard permits early adoption, but not before December 15, 2016, and permits the use of either a retrospective or cumulative effect transition method. We are currently evaluating the potential impact of this standard on our financial position and results of operations, as well as our selected transition method. Based on our preliminary assessment, we believe the new standard will not have a material impact on our financial position and results of operations, as we do not expect to change the manner or timing of recognizing revenue on a majority of our revenue transactions. We recognize revenue on sales to customers and distributors upon satisfaction of our performance obligations when the goods are shipped. For consignment sales, we recognize revenue when the goods are pulled from consignment inventory.

Subsequent events

In preparing the consolidated financial statements, the Company has reviewed, as determined necessary by the Company’s management, events that have occurred after December 31, 2016, up until the issuance of the consolidated financial statements.

On August 31, 2017 the Company entered into a one year consulting agreement with a shareholder. Compensation included the award of 8,000,000 common shares. Shares are restricted, and include “piggy back rights” and “claw back rights”.

On July 17, 2017 the Company converted certain advances from a shareholder totaling $9,730 to 3,475,000 shares of common stock.

Stockholders’ Deficit

In January 2016 the Company entered into a consulting agreement with a shareholder where for services 20,000,000 shares of common stock were issued. These shares were valued at fair value of $0.10 per share and have been charged as stock compensation ($2,000,000) to general and administrative expense.

In year 2016, the Company issued 15,970,000 restricted common shares to various service providers. These shares were valued at fair value of $0.11 per share and have been charged as stock compensation ($1,776,400) to general and administrative expense.

F-11

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 5, 2016 the Company entered into a convertible promissory note with a shareholder in the amount of $100,000. The note bears interest at 5% and was subsequently in 2016 converted into 25,000,000 shares of restricted common stock.

On 2016, the Company issued 243,090,000 restricted common shares to founders, debt holders and affiliates in exchange for cash advances provided of $286,700. These shares were valued at $0.12 per share.

In year 2016 the Company issued 1,075,000 shares to certain non-profit entities recording the related expense as donations ($129,000). These shares are valued at fair value of $0.12 per share.

2.       RELATED PARTY TRANSACTIONS

Related Party Borrowings

Related party transactions can arise with the Company’s officers and directors and their family members and affiliates. Except as disclosed below, no related party transactions have been entered into during the years which might reasonably affect any decisions made by the users of these consolidated financial statements.

During the years ended December 31, 2016 and 2015, the Company has received advances and loans from related parties and directors as follows:

	2016	2015
Convertible Promissory NoteStockholder Advances	$100,000	$0
Stockholder Advances	122,700	167,500
Advances from Affiliate	0	2,000
	$222,700	$169,500

Convertible Promissory note bears interest at 5%. All Advances are noninterest bearing.

In year 2016 the following related party common stock activity was transacted with the noted related parties:

·	25,000,000 shares were issued to a shareholder with conversion of a $100,000 promissory note.
·	50,000 shares were issued to an outside director for services
·	20,000,000 shares were awarded to a shareholder for consulting services
·	223,090,000 shares were issued to an affiliated group of an officer and director in exchange for conversion of advances made.
·	20,000,000 shares were awarded to a shareholder in exchange for conversion of advances made.

F-12

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The use of the proceeds from these borrowings has been to maintain the operations of the Company while seeking additional funding to grow marketing and operations of the Company. These advances have not yet been documented, but will be documented and will carry with them market rates of interest and terms. In 2016 these amounts were converted to common stock.

During the years ending December 31, 2016 and December 31, 2015, the Company has not been a party to any other material transaction, or proposed transactions, in which any member of the key management personnel (including directors, any other executive officer, senior manager, any spouse or relative of any of the foregoing, or any relative of such spouse), had or was to have a direct or indirect material interest.

3.       INCOME TAXES

Income Taxes

Income taxes are accounted for based upon an asset and liability approach. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period.

Accounting guidance requires the recognition of a financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company believes its income tax filing positions and deductions will be sustained upon examination and accordingly, no reserves, or related accruals for interest and penalties have been recorded at December 31, 2016 and 2015. The Company recognizes interest and penalties on unrecognized tax benefits as well as interest received from favorable tax settlements within income tax expense.

The components of income tax expense for the years ended December 31, 2016 and 2015 consist of the following:

	2016	2015
Current tax provision	$3,000	$1,197
Deferred tax provisions	(2,473,675)	(30,447)
Valuation allowances	2,473,675	30,447
Total Income tax provision	$3,000	$1,197

F-13

ALTAVOZ ENTERTAINMENT, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reconciliations between the statutory rate and the effective tax rate for the years ended December 31, 2016 and 2015 consist as follows:

	2016	2015
Federal statutory tax rate	(34.0)%	(34.0)%
State taxes, net of federal benefits	0.0%	(1.4)%
Permanent differences	0.0%	0.0%
Executive Compensation Limitation	26.0%	0.0%
Valuation allowance	8.0%	34.0%
Effective tax rate	0.0%	(1.4)%

Significant components of the Company's estimated deferred tax assets and liabilities as of December 31, 2016 and December 31, 2015 are as follows:

	2016	2015
Deferred tax asset:
Net operating loss carryforward	$(2,551,955)	$(77,894)
Total deferred tax asset	2,551,955	77,894
Valuation allowance	(2,551,955)	(77,894)
	$—	$—

As of December 31, 2016, we had approximately $7,565,341 of federal net operating loss carry forwards. These carry forwards, if not used, will begin to expire in 2034. Future utilization of our net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code. The Company is not current in filing both federal and state tax returns. These net operating amounts are estimates.

We provide for a valuation allowance when it is more likely than not that we will not realize a portion of the deferred tax assets. We have established a valuation allowance against our net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements.

We reviewed all income tax positions taken or that we expect to be taken for all open years and determined that our income tax positions are appropriately stated and supported for all open years. The Company is subject to U.S. federal income tax examinations by tax authorities for years after 2014 due to unexpired net operating loss carryforwards originating in and subsequent to that year. The Company may be subject to income tax examinations for the various taxing authorities which vary by jurisdiction.

F-14

EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Certificate of Merger
3.3	Amendments to Articles of Incorporation
3.4	Amended and Restated Bylaws
4.1 †	Form of Stock Certificate of the Registrant
5.1 †	Opinion of Paul A. Rachmuth, Attorney at Law
10.1	Company Code of Ethics
11.1 †	Statement re Computation of Per Share Earnings
12.1 †	Statement re Computation of Ratios
13.1	Unaudited Consolidated Financial Statements For The Nine Months Ended September 30, 2017 and September 30, 2016, Issued November 20, 2017.
15.1 †	Letter re Unaudited Interim Financial
21.1	List of Subsidiaries (2)
23.1	Consent of Paul A. Rachmuth, Attorney at Law (Reference is made to Exhibit 5.1)
23.2	Consent of Turner, Stone & Company, L.L.P.
24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

† To be filed by amendment.

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Recent Sales of Unregistered Securities.

Since January 1, 2014 the Company has sold to following unregistered securities:

In 2015 the Company sold a total of 1,500,000 common shares with an average price per share of $0.01, pursuant to Securities Act Rule 504.

In 2016 the Company issued a total of 224,330,000 common shares as founders shares pursuant to Securities Act Section 4(2), issued a total of 20,850,000 common shares as compensation for services rendered, with an average value per share of $0.01, pursuant to Securities Act Rule 701 and sold a total of 39,401,666 common shares with an average price per share of $0.0055, pursuant to Securities Act Rule 504.

In 2017 the Company issued a total of 9,875,000 common shares as compensation for services rendered, with an average value per share of $0.01, pursuant to Securities Act Rule 701 and sold a total of 25,000,000 common shares with an average price per share of $0.002 and converted $9,730 of debt into 3,475,000 shares, pursuant to Securities Act Rule 504.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockville, State of Maryland, on November 19, 2017.

ALTAVOZ ENTERTAINMENT, INC.

By: /s/ Nelson Jacobsen

Nelson Jacobsen

Chief Executive Officer

Chief Financial Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDED REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES

INDICATED:

Name	Position	Date
/s/ Nelson Jacobsen	Chief Executive Officer,	November 28, 2017
Nelson Jacobsen	Principal Executive Officer,
Chief Financial Officer,
Principal Financial Officer,
Principal Accounting Officer and
Chairman
/s/ Nelson Jacobsen	Secretary	November 28, 2017
Nelson Jacobsen

[1] The offering price will be adjusted based on the then-current market price of the Company’s common stock at the time of the expected effective date of the offering.

[2] The offering price will be adjusted based on the then-current market price of the Company’s common stock at the time of the expected effective date of the offering.

44